SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2004

AFFILIATED MANAGERS GROUP, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-13459	04-3218510
(State or other jurisdictionof incorporation)	(Commission file number)	(IRS employer identification no.)

600 Hale Street Prides Crossing, Massachusetts	01965
(Address of principal executive offices)	(Zip Code)

(617) 747-3300

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

See the Exhibit Index attached hereto and incorporated by reference herein.

ITEM 9.  REGULATION FD DISCLOSURE.

On February 25, 2004, Affiliated Managers Group, Inc. (the “Company”) announced that it had sold an additional $50 million of mandatory convertible securities (the “PRIDES”), which, combined with the previously announced sale of $250 million of PRIDES, resulted in an aggregate PRIDES placement of $300 million.  As previously announced, the PRIDES were priced at $1,000 per unit, with an effective coupon of 6.65 percent and a conversion premium of 53%.

The PRIDES have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offer of the PRIDES was made only by means of the private offering memorandum.

A copy of the press release announcing the additional PRIDES closing is attached hereto as Exhibit 99.1 and incorporated by reference herein. By this filing, the Company is not establishing the practice of filing all press releases in the future and may discontinue such filings at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: March 2, 2004	By:	/s/ Darrell W. Crate
Darrell W. Crate
Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	Press Release issued February 25, 2004.